                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY                                 LOCATION OF OPERATIONS
------------------                                 ----------------------
Oculex Asia Pharmaceuticals PTE Ltd.               Singapore

Oculex China Pharmaceuticals, Inc.                 China